UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2018

FMC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-2376	94-0479804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street, Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

(215) 299-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, FMC Corporation (the “Company”) announced that effective May 15, 2018, Paul Graves, currently serving as executive vice president and CFO of the Company, will become the CEO of the Company’s lithium business and he will resign his position as CFO of the Company. As previously announced, the Company’s existing lithium business will be separated into a new lithium materials subsidiary, which will conduct an underwritten initial public offering in the second half of 2018.

The Company also announced that effective May 15, 2018, Andrew Sandifer, currently the Company’s vice president and treasurer, will become the Company’s CFO. He will retain his current responsibilities for the Company’s Treasury organization. Mr. Sandifer is a 25-year industry veteran with extensive experience in strategic planning, investor relations, treasury, M&A and commercial management. Prior to joining the Company in 2010, he held various business and finance leadership roles at ARAMARK, The Dow Chemical Company, Rohm and Haas Company and the Boston Consulting Group.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release dated March 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Corporation

Date: March 9, 2018	By:	/s/ Andrea Utecht
		Name:	Andrea Utecht
		Title:	Executive Vice President, General Counsel and Secretary

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